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EXHIBIT 2.2           CAINKAR AGREEMENT



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                              STANDSTILL AGREEMENT


      This Agreement ("Agreement") dated the 7th day of September 2000, is made by and between Security Financial Bancorp, Inc. ("Security Financial") and Vincent Cainkar, Burbank Partners and the Louis F. Cainkar, Ltd. Profit Sharing Plan (collectively the "Cainkar Capital Group," and individually a "Cainkar Group Member").

                                    RECITALS

      Whereas, Security Financial and the Cainkar Group and each Cainkar Group Member have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

      Now, therefore, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

22.   Representations and Warranties of Cainkar Group and the Cainkar Group
      ---------------------------------------------------------------------
      Members
      -------

      The Cainkar Group and the Cainkar Group Members hereby represent and warrant to Security Financial as follows:

      d. The Cainkar Group and the Cainkar Group Members have beneficial ownership of the number of shares set forth for each in the most recent correspondence sent to Security Financial by the Cainkar Group regarding the Cainkar Group's Notice of Intent to Nominate Director dated June 16, 2000 wherein total ownership was stated to be 39,000 shares and have full and complete authority to enter into this Agreement and to bind the entire number of shares of the capital stock of Security Financial in which they have, or have a right to acquire a beneficial ownership interest, to the terms of this Agreement and this Agreement constitutes a valid and binding agreement of the Cainkar Group and each Cainkar Group Member.

      e. There are no arrangements, agreements or understanding between the Cainkar Group (or any Cainkar Group Member) and Security Financial other than as set forth in this Agreement.

2.    Representations and Warranties of Security Financial
      ----------------------------------------------------

      Security Financial hereby represents and warrants to the Cainkar Group and, each Cainkar Group Member as follows:

      a. Security Financial has full power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Security Financial has been duly authorized by the Board of Directors of Security Financial and requires no other Board of Directors or stockholder action. This Agreement constitutes a valid and binding obligation of Security Financial and the performance of its terms does not constitute a violation of its certificate of incorporation or bylaws.



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      b.    There  are no arrangements, agreements or understandings between the
            Cainkar Group or any of the Cainkar Group Members, other than as set forth in this Agreement.

3.    Directorships
      -------------

      Each of John Palmer and Richard Lashley shall be appointed to the Board of Directors of Security Financial and the Board of Directors of Security Federal Bank & Trust (the "Bank") subject to any required prior notice or approval by regulatory authorities. Once the size of the Board of Directors is increased to 11 members and any required regulatory notice and or approval has been satisfied, Palmer shall be appointed to the Class of Directors that is up for election in 2000, and Lashley shall be appointed to the Class of Directors that is up for election in 2002. John Palmer and Richard Lashley have agreed to enter into a Standstill Agreement (the "PL Agreement") with Security Financial.

4.    Voting at 2000 Annual Meeting of Stockholders
      ---------------------------------------------

      Provided that the PL Agreement requires support for the following actions, the Cainkar Group and each Cainkar Group Member shall vote all of the shares of Security Financial common stock beneficially owned by them for each of Security Financial's nominees for election and for the ratification of the appointment of Security Financial's independent auditors at the 2000 Annual Meeting of Stockholders of Security Financial, and shall vote all of the stock of Security Financial beneficially owned by them in favor of the Proposal to approve the Security Financial Bancorp, Inc. 2000 Stock-Based Incentive Plan at the 2000 Annual Meeting of Shareholders or any adjournment thereof.

5.    PL Capital Group Withdrawal of Notice of Intent to Nominate Director
      --------------------------------------------------------------------

      Promptly upon the execution and delivery of this Agreement and upon receipt of an executed copy of the PL Agreement, the Cainkar Group shall take all necessary action to withdraw its Notice of Intent to Nominate Directors dated June 16, 2000.

6.    Publicity
      ---------

      Promptly upon the execution and delivery of this Agreement, each of the parties shall issue a joint press release disclosing the terms and provisions of this Agreement and the support of the Cainkar Group of Security Financial's nominees, and other proposals at the 2000 Annual Meeting of Stockholders, which press release shall be subject to the prior review and comment of the other party. During the term of this Agreement, no party to this Agreement shall cause, discuss, cooperate or otherwise aid in the preparation of any press release or other publicity concerning any other party to this Agreement or its operations without prior approval of such other party unless required by law, in which case notice of such requirement shall be given to the other party.

7.    Remedies
      --------

      Security Financial and the Cainkar Group acknowledge and agree that a breach or threatened breach by any party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such



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aggrieved  party may be  entitled  to at law or in equity.  In the event  either party institutes any legal action to enforce such party's rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to actual attorneys' fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

8.    Term
      ----

      This Agreement shall terminate upon the date following the Security Financial Bancorp, Inc. 2000 Annual Meeting of Stockholders.

9.    Entire Agreement
      ----------------

      This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

10.   Counterparts; Facsimile
      -----------------------

      This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.   Headings
      --------

      The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.   Governing Law
      -------------

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

13.   Severability
      ------------

      In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.





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14.   Successors and Assigns
      ----------------------

      This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties.

15.   Survival of Representations, Warranties and Agreements
      ------------------------------------------------------

      All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

16.   Amendments
      ----------

      This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

17.   Further Action
      --------------

      Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate of further evidence the terms and provisions of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




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                                    SECURITY FINANCIAL BANCORP, INC.


                                    By: /s/ Mary Beth Bonaventura
                                        ---------------------------------
                                            Mary Beth Bonaventura
                                            Chairman of the Board



                                     /s/ Vincent Cainkar
                                     ------------------------------------
                                     Vincent Cainkar


                                    BURBANK PARTNERS


                                    By:/s/ Vincent Cainkar
                                       ----------------------------------
                                            Vincent Cainkar
                                            Partner


                                         /s/ Cathy M. Cainkar
                                         ---------------------------------
                                            Cathy M. Cainkar
                                            Partner


                                    LOUIS F. CAINKAR, LTD.
                                    PROFIT SHARING PLAN


                                    By:/s/ Vincent Cainkar
                                       -------------------------------
                                            Vincent Cainkar
                                            Trustee